         EXHIBIT 19 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS



                      BEMIS COMPANY, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENT OF INCOME
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                                            Three Months Ended                        Six Months Ended
                                                                 June 30                                  June 30
                                                       ------------------------------         -----------------------------
                                                          1999                1998               1999                1998
                                                       ---------           ---------          ---------           ---------
Net sales ...................................          $ 481,259           $ 470,595          $ 931,866           $ 922,086

Costs and expenses:
   Cost of products sold ....................            372,956             369,449            727,105             732,279
   Selling, general and
     administrative expenses ................             48,049              46,370             98,898              92,998
   Research and development .................              3,653               3,113              6,156               6,021
   Interest expense .........................              5,198               5,627             10,342              10,867
   Other costs (income) .....................               (864)               (189)             5,307                (942)
   Minority interest in net income ..........                976               1,086              1,929               2,014
                                                       ---------            --------           --------            --------

  Income before income taxes ................             51,291              45,139             82,129              78,849

     Provision for income taxes .............             19,700              17,500             31,800              30,500
                                                       ---------            --------           --------            --------


Net income ..................................          $  31,591           $  27,639          $  50,329           $  48,349
                                                       ---------            --------           --------            --------
                                                       ---------            --------           --------            --------


Basic earnings per share of common stock ....          $     .60           $     .52          $     .96           $     .91
                                                       ---------            --------           --------            --------
                                                       ---------            --------           --------            --------

Diluted earnings per share of common stock ..          $     .60           $     .51          $     .96           $     .90
                                                       ---------            --------           --------            --------
                                                       ---------            --------           --------            --------


Cash dividends paid per share of common stock          $     .23           $     .22          $     .46           $     .44
                                                       ---------            --------           --------            --------
                                                       ---------            --------           --------            --------


Average common shares and common
   stock equivalents outstanding ............             52,616              53,710             52,592              53,684
                                                       ---------            --------           --------            --------
                                                       ---------            --------           --------            --------

         EXHIBIT 19 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS

                      BEMIS COMPANY, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                            (IN THOUSANDS OF DOLLARS)

                                                                                      Jun 30                 Dec 31
                                    ASSETS                                             1999                   1998
                                    ------                                         -----------           -----------
Cash .........................................................................     $    19,494              $ 23,738
Accounts receivable - net ....................................................         258,905               246,676
Inventories ..................................................................         267,329               241,585
Prepaid expenses and deferred charges ........................................          34,846                34,912
                                                                                   -----------           -----------

        Total current assets..................................................         580,574               546,911
                                                                                   -----------           -----------

Property and equipment, net ..................................................         744,282               740,101

Excess of cost of investments in
   subsidiaries over net assets acquired .....................................         154,740               160,819
Other assets .................................................................          19,636                34,195
                                                                                   -----------           -----------
          Total ..............................................................         174,376               195,014
                                                                                   -----------           -----------


TOTAL ASSETS..................................................................     $ 1,499,232           $ 1,482,026
                                                                                   -----------           -----------
                                                                                   -----------           -----------

              LIABILITIES AND STOCKHOLDERS' EQUITY
              -------------------------------------

Current portion of long-term debt ............................................     $     2,749          $     2,946
Short-term borrowings ........................................................           3,449                3,553
Accounts payable .............................................................         195,554              193,088
Accrued salaries and wages ...................................................          28,719               31,629
Accrued income and other taxes ...............................................          22,873               14,397
                                                                                   -----------           -----------
          Total current liabilities...........................................         253,344              245,613

Long-term debt, less current portion .........................................         369,166              371,363
Deferred taxes ...............................................................          85,389               84,679
Other liabilities and deferred credits .......................................          59,389               54,655
                                                                                   -----------           -----------
          Total liabilities...................................................         767,288              756,310
                                                                                   -----------           -----------

Minority interest ............................................................          37,582               37,862
STOCKHOLDERS' EQUITY:
    Common stock (59,098,203 and 59,056,047 shares) ..........................           5,910               5,906
    Capital in excess of par value ...........................................         181,957             181,908
    Retained income ..........................................................         734,628             708,362
    Other comprehensive income (loss) ........................................         (25,884)             (6,116)
    Common stock held in treasury (6,788,088 and 6,786,889 shares) ...........        (202,249)           (202,206)
                                                                                   -----------           -----------
  Total stockholders' equity..................................................         694,362             687,854
                                                                                   -----------           -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ...................................     $ 1,499,232         $ 1,482,026
                                                                                   -----------           -----------
                                                                                   -----------           -----------

         EXHIBIT 19 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS

                      BEMIS COMPANY, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                            (IN THOUSANDS OF DOLLARS)

                                                                  Six Months Ended
                                                                        June 30
                                                            -----------------------------
                                                               1999                1998
                                                            ---------           ---------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income .......................................          $  50,329           $  48,349
NON-CASH ITEMS:
    Depreciation and amortization ................             50,561              45,725
    Minority interest in net income ..............              1,929               2,014
    Deferred income taxes, non-current portion ...              1,097                (728)
    Undistributed earnings of affiliated companies              5,729                (509)
    (Gain) loss on sale of property and equipment                 125                 (17)
                                                            ---------           ---------

Cash provided by operations ......................            109,770              94,834

Change in working capital, net of effects of
   acquisitions and dispositions .................            (32,400)               (882)
Net change in deferred charges and credits .......              4,732              (2,446)
                                                            ---------           ---------

Net cash provided by operating activities ........             82,102              91,506
                                                            ---------           ---------

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment ..............            (58,349)            (74,828)
Business acquisitions ............................             (1,424)            (46,319)
Proceeds from sale of property and equipment .....                974               1,419
Other ............................................                 16                   2
                                                            ---------           ---------

Net cash used in investing activities ............            (58,783)           (119,726)
                                                            ---------           ---------

CASH FLOWS FROM FINANCING ACTIVITIES
Change in long-term debt excluding debt assumed in
   business acquisitions .........................             (2,070)             47,454
Change in short-term debt ........................                169                (329)
Cash dividends paid ..............................            (24,063)             23,486)
Subsidiary dividends to minority stockholders ....                                 (1,835)
Common stock purchased for the treasury ..........                (43)
Stock incentive programs and related tax effects .                 53               7,388
                                                            ---------           ---------

Net cash (used) provided by financing activities .            (25,954)             29,192
                                                            ---------           ---------

Effect of exchange rates on cash .................             (1,609)                (38)
                                                            ---------           ---------

Net (decrease) increase in cash ..................          ($  4,244)          $     934
                                                            ---------           ---------
                                                            ---------           ---------

           EXHIBIT 19 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS
                         BEMIS COMPANY, INC. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                                                    Capital In      Other     Common        Total
                                                            Common   Excess Of   Retained  Comprehensive  Stock Held  Stockholder's
         (IN THOUSANDS OF DOLLARS)                           Stock   Par Value     Income   Income (Loss) In Treasury      Equity
----------------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1995, as previously reported        $5,781    $147,119   $498,167      $8,590      ($146,849)     $512,808
Cumulative effect on prior years of change in accounting
    for inventory from the LIFO to FIFO method                                     31,553                                   31,553
                                                            ----------------------------------------------------------------------
Balance at January 1, 1996, as restated                     $5,781    $147,119   $529,720      $8,590      ($146,849)     $544,361
                                                            ----------------------------------------------------------------------
Net income for 1996, as previously reported                                       101,081                                  101,081
1996 net income adjustment for LIFO to FIFO change                                  1,956                                    1,956
Translation adjustment for 1996                                                                (3,917)                      (3,917)
Pension liability adjustment, net of $948 tax benefit                                           1,546                        1,546
                                                                                                                          --------
Total comprehensive income                                                                                                 100,666
                                                                                                                          --------
Cash dividends paid on common stock, $. 72 per share                              (37,830)                                 (37,830)
Stock incentive programs and related tax effects                 2         310                                                 312
Common stock transactions related to an
    acquisition of a subsidiary company                          7       2,052                                               2,059
Purchase of 292,000 shares of common stock                                                                    (8,962)       (8,962)
                                                            ----------------------------------------------------------------------
Balance at December 31, 1996, as restated                   $5,790    $149,481   $594,927      $6,219      ($155,811)     $600,606
                                                            ----------------------------------------------------------------------
Net income for 1997, as previously reported                                       107,584                                  107,584
1997 net income adjustment for LIFO to FIFO change                                 (6,160)                                  (6,160)
Translation adjustment for 1997                                                               (11,109)                     (11,109)
Pension liability adjustment, net of $842 tax benefit                                          (1,373)                      (1,373)
                                                                                                                          --------
Total comprehensive income                                                                                                  88,942
                                                                                                                          --------
Cash dividends paid on common stock, $.80 per share                               (42,418)                                 (42,418)
Stock incentive programs and related tax effects                 4          47                                                  51
Common stock transactions related to an
     acquisition of a subsidiary company                        70      25,034                                              25,104
Purchase of 139,429 shares of common stock                                                                    (5,051)       (5,051)
                                                            ----------------------------------------------------------------------
Balance at December 31, 1997, as restated                   $5,864    $174,562   $653,933     ($6,263)     ($160,862)     $667,234
                                                            ----------------------------------------------------------------------
Net income for 1998, as previously reported                                       111,432                                  111,432
1998 net income adjustment for LIFO to FIFO change                                (10,302)                                 (10,302)
Translation adjustment for 1998                                                                   (72)                         (72)
Pension liability adjustment, net of $102 tax benefit                                             219                          219
                                                                                                                          --------
Total comprehensive income                                                                                                 101,277
                                                                                                                          --------
Cash dividends paid on common stock, $.88 per share                               (46,701)                                 (46,701)
Stock incentive programs and related tax effects                42       7,346                                               7,388
Purchase of 1,110,843 shares of common stock                                                                 (41,344)      (41,344)
                                                            ----------------------------------------------------------------------
Balance at December 31, 1998, as restated                   $5,906    $181,908   $708,362     ($6,116)     ($202,206)     $687,854
                                                            ----------------------------------------------------------------------
Net income for first six months of 1999                                            50,329                                   50,329
Translation adjustment for first six months of 1999                                           (19,768)                     (19,768)
                                                                                                                          --------
Total comprehensive income                                                                                                  30,561
                                                                                                                          --------
Cash dividends paid on common stock, $.46 per share                               (24,063)                                 (24,063)
Stock incentive programs and related tax effects                 4          49                                                  53
Purchase of 1,199 shares of common stock                                                                         (43)          (43)
                                                            ----------------------------------------------------------------------
Balance at June 30, 1999                                    $5,910    $181,957   $734,628    ($25,884)     ($202,249)     $694,362
                                                            ----------------------------------------------------------------------
                                                            ----------------------------------------------------------------------

         EXHIBIT 19 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS
                      BEMIS COMPANY, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.  INVENTORY ACCOUNTING CHANGE

         Inventories are valued at the lower of cost, using the first-in, first-out (FIFO) method, or market. During the second quarter of 1999, the Company changed its method of determining the cost of inventories from the last-in, first-out (LIFO) method to the FIFO valuation method. Management believes the change from LIFO to FIFO inventory valuation method benefits the Company by providing the best matching of the applicable raw material cost of a unit of product to the product's selling price and, therefore, presents a clearer picture of operating results. The accounting change has been applied to prior years by retroactively restating the financial statements, which are available by reference to the Company's mid-August 1999, Form 8-K filing with the United States Securities and Exchange Commission. All financial statements and data included in this June 30, 1999, Form 10-Q filing, reflect the impact of this accounting principle change.

NOTE 2. BASIS OF PRESENTATION

         The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position and results of operation. It is management's opinion, however, that all material adjustments (consisting of normal recurring accruals) have been made which are necessary for a fair financial statement presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

         For further information, refer to the consolidated financial statements and footnotes included in the Company's annual report on Form 10-K for the year ended December 31, 1998.

NOTE 3. TAXES BASED ON INCOME

         The Company's 1999 effective tax rate of 39% differs from the federal statutory rate of 35% primarily due to state and local income taxes.

NOTE 4.  SEGMENTS OF BUSINESS

         The Registrant's business activities are organized around its two principal business segments, Flexible Packaging and Pressure Sensitive Materials. Both internal and external reporting conform to this organizational structure with no significant differences in accounting policies applied. The Registrant evaluates the performance of its segments and allocates resources to them based on operating profit which is defined as profit before general corporate expense, interest expense, income taxes, and minority interest. A summary of the Registrant's business activities reported by its two business segments follows:

                                                              FOR SIX MONTHS ENDED
                                                       ------------------------------------
                                                                    JUNE 30,
                                                       ------------------------------------
BUSINESS SEGMENTS  (IN MILLIONS OF DOLLARS)                1999                1998
-------------------------------------------------------------------------------------------
Net Sales to Unaffiliated Customers:
         Flexible Packaging                            $    693.8         $    681.0
         Pressure Sensitive Materials                       238.2              241.1

Intersegment Sales:
         Flexible Packaging                                  (0.1)              (0.1)
         Pressure Sensitive Materials                        (0.0)              (0.1)
                                                       ----------         ----------
                   Total                               $    931.9         $    922.1
                                                       ----------         ----------
                                                       ----------         ----------

Operating Profit and Pretax Profit:
         Flexible Packaging                            $     81.6         $     74.0
         Pressure Sensitive Materials                        22.4               26.6
                                                       ----------         ----------
                   Total operating profit                   104.0              100.6

         General corporate expenses                          (9.7)              (8.9)
         Interest expense                                   (10.3)             (10.9)
         Minority interest in net income                     (1.9)              (2.0)
                                                       ----------         ----------
                   Income before income taxes          $     82.1         $     78.8
                                                       ----------         ----------
                                                       ----------         ----------

Identifiable Assets:
         Flexible Packaging                            $  1,159.2         $  1,128.0
         Pressure Sensitive Materials                       295.4              291.4
                                                       ----------         ----------
                   Total identifiable assets              1,454.6            1,419.4
         Corporate assets                                    44.6               50.8
                                                       ----------         ----------
                   Total                               $  1,499.2         $  1,470.2
                                                       ----------         ----------
                                                       ----------         ----------